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                               PURCHASE AGREEMENT

                  Credit Suisse Institutional Fund, Inc. (the "Fund"), a corporation organized under the laws of the State of Maryland, with respect to the Investment Grade Fixed Income Portfolio (the "Portfolio"), and Credit Suisse Asset Management, LLC ("CSAM") hereby agree as follows:

                  1. The Fund offers CSAM and CSAM hereby purchases one share of common stock of the Portfolio, having a par value of $.001 per share, at a price of $10.00, (the "Initial Share"). CSAM hereby acknowledges receipt of certificates representing the Initial Share and the Fund hereby acknowledges receipt from CSAM of $10.00 in full payment for the Initial Share.

                  2. CSAM represents and warrants to the Fund that the Initial Share is being acquired for investment purposes and not for the purpose of distribution.

                  3. CSAM agrees that if any holder of the Initial Share redeems the Initial Share in the Portfolio before five years from the date upon which the Portfolio commences its investment activities, the redemption proceeds will be reduced by the amount of unamortized organizational expenses in the same proportion as the number of Initial Shares being redeemed bears to the number of Initial Shares outstanding at the time of redemption. The parties hereby acknowledge that any shares acquired by CSAM other than the Initial Share have not been acquired to fulfill the requirements of Section 14 of the Investment Company Act of 1940, as amended, and, if redeemed, their redemption proceeds will not be subject to reduction based on the unamortized organizational expenses of the Portfolio.

                  IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the ____ day of ________________, 2001.

                                       CREDIT SUISSE INSTITUTIONAL FUND, INC.

                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:


ATTEST:


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                                       CREDIT SUISSE ASSET MANAGEMENT, LLC
                                       By:
                                          ----------------------------------
                                       Name:
                                       Title:

ATTEST:


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